Exhibit 10.1

EXECUTION VERSION

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 16, 2012, by and among Edison Mission Energy (the “Company”), on behalf of itself and its subsidiaries, Edison International (“EIX”), for itself and its subsidiaries that directly or indirectly own the Company (the “EIX Subsidiaries”), and the undersigned Noteholders (as defined herein) (together with their respective permitted successors and assigns, each, a “Consenting Noteholder”).  Each of the Company, EIX, and the Consenting Noteholders is referred to as a “Party” and collectively as the “Parties.”  EIX shall mean EIX and the EIX Subsidiaries unless otherwise indicated herein.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Equity Term Sheet attached hereto as Exhibit A, which term sheet is expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein (as such term sheet may be amended or modified in accordance with Section 18 hereof, the “Equity Term Sheet”), or the Restructuring Term Sheet attached hereto as Exhibit B, which term sheet is expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein (as such term sheet may be amended or modified in accordance with Section 18 hereof, the “Restructuring Term Sheet,” together with the Equity Term Sheet, the “Term Sheets,” and each a “Term Sheet”).  The terms of this Agreement and the Term Sheets shall whenever possible be read in a complementary manner; provided that, to the extent there is a conflict between the body of this Agreement and either Term Sheet, this Agreement shall control and govern.

RECITALS

WHEREAS, the Parties have engaged in arm’s-length, good faith discussions regarding the agreed turnover of the equity interests in the Company and the mutual release of claims on the terms set forth in the Equity Term Sheet (the “Settlement Transaction”);

WHEREAS, the Company and the Consenting Noteholders have engaged in arm’s-length, good faith discussions regarding a restructuring of the Company, including the Company’s obligations outstanding under the Indentures(1)  (the “Restructuring”);

WHEREAS, to effectuate the Settlement Transaction and Restructuring, the Company and certain of its domestic subsidiaries (collectively with the Company, the “Debtors”) propose to commence voluntary cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court;

(1)   As used herein, the “Indentures” mean:  (a) that certain Indenture, dated as of June 6, 2006 (as amended, modified, waived, or supplemented through the date hereof, the “2006 Indenture”), providing for the issuance of 7.50% Senior Fixed Rate Notes due 2013 and 7.75% Senior Fixed Rate Notes due 2016 and (b) that certain Indenture, dated as of May 7, 2007 (as amended, modified, waived, or supplemented through the date hereof, the “2007 Indenture,” and with the 2006 Indenture, the “Indentures”), providing for the issuance of 7.00% Senior Fixed Rate Notes due 2017, 7.20% Senior Fixed Rate Notes due 2019, and 7.625% Senior Fixed Rate Notes due 2027 (such notes issued under the Indentures, the “Notes,” and the holders of such Notes, the “Noteholders”), by and among the Company and Wells Fargo Bank, N.A., as trustee (in such capacity, the “Indenture Trustee”).

WHEREAS, the Settlement Transaction shall be implemented during the Chapter 11 Cases in accordance with the terms of this Agreement and the Equity Term Sheet;

WHEREAS, the Restructuring shall be implemented through the Plan; and

WHEREAS, subject to the execution of definitive documentation and necessary approvals by the Bankruptcy Court, the following sets forth the agreement among the Parties concerning their respective obligations;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

1.             Representations and Warranties.

a.             Representations and Warranties of the Company.  The Company (on behalf of itself and its subsidiaries) represents and warrants to EIX and the Consenting Noteholders that, as of the date hereof:

i.              Power and Authority; Non-Contravention.  It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, and the execution, delivery and performance by it of this Agreement will not contravene any applicable provision of any law, statute, rule or regulation, or any order writ, injunction, or decree of any court or governmental instrumentality or violate any provision of its organizational documents or those of its subsidiaries.

ii.             Authorization.  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

iii.            Binding Obligation.  This Agreement is the legally valid and binding obligation of the Company and its subsidiaries and is enforceable against the Company and its subsidiaries, as applicable, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

iv.            Governmental Consents.  Except as expressly provided in this Agreement, the execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than, solely with respect to its performance hereunder, the Bankruptcy Court, the Securities and

Exchange Commission, and the Federal Energy Regulatory Commission (as applicable).

b.             Representations and Warranties of EIX.  EIX represents and warrants to the Company and the Consenting Noteholders that, as of the date hereof:

i.              Power and Authority; Non-Contravention.  It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, and the execution, delivery and performance by it of this Agreement will not contravene any applicable provision of any law, statute, rule or regulation, or any order writ, injunction, or decree of any court or governmental instrumentality or violate any provision of its organizational documents or those of the EIX Subsidiaries.

ii.             Authorization.  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

iii.            Binding Obligation.  This Agreement is the legally valid and binding obligation of EIX and is enforceable against EIX in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

iv.            Governmental Consents.  Except as expressly provided in this Agreement, the execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than, solely with respect to its performance hereunder, the Securities and Exchange Commission and the Federal Energy Regulatory Commission (as applicable).

c.             Representations and Warranties of Consenting Noteholders.  Each Consenting Noteholder (solely on its own behalf and not on behalf of any other Noteholder) represents and warrants on a several (but not joint) basis to the Company and EIX, as of the date hereof:

i.              such Consenting Noteholder (A) either (1) is the sole beneficial owner of the principal amount of Notes set forth in a separate letter to the Company and EIX delivered by counsel to the Consenting Noteholders simultaneously with this Agreement, or (2) has sole investment or voting discretion with respect to the principal amount of claims under the Notes (any such claims, the “Notes Claims”) set forth on in such letter and has the power and authority to bind the beneficial owner(s) of such Notes Claims to the terms of this Agreement and (B) has full power and authority to act on behalf of, vote, and consent to matters concerning such Notes Claims and to dispose of, exchange, assign, and transfer such Notes Claims, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

ii.             such Consenting Noteholder has made no assignment, sale, participation, grant, conveyance, pledge, or other transfer of, and has not entered into any other agreement to assign, sell, use, participate, grant, convey, pledge, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Notes Claims that are subject to this Agreement that conflict with the representations and warranties of such Consenting Noteholder herein or would render such Consenting Noteholder otherwise unable to comply with this Agreement and perform its obligations hereunder;

iii.            such Consenting Noteholder (A) has the requisite knowledge and experience in financial and business matters of this type such that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision and has conducted an independent review and analysis of the business and affairs of the Company and its subsidiaries that it considers sufficient and reasonable for purposes of entering into this Agreement and (B) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended);

iv.            this Agreement constitutes the legally valid and binding obligation of each such Consenting Noteholder thereto, as applicable, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

v.             such Consenting Noteholder does not have actual knowledge of the occurrence of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

2.             Covenants of EIX.

Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with its terms, EIX agrees (and to cause the EIX Subsidiaries and each of its and their representatives, agents, and employees) to, as applicable:

a.             support, and take all reasonable actions necessary or reasonably requested by the Debtors, to obtain approval of the Shared Services Motion and Shared Services Order (and related motions in form and substance reasonably acceptable to EIX and filed by the Debtors) by the dates set forth in the Equity Term Sheet and this

Agreement and to provide the intercompany and shared services to the Debtors as set forth and approved therein;

b.             use its best efforts to negotiate definitive documentation of the Settlement Transaction (including the MRA and the MRA Agreements), and support entry of an order of the Bankruptcy Court approving the Settlement Transaction, including approval of the MRA and the MRA Agreements and assumption of this Agreement and the Tax Sharing Agreements, by the dates set forth in the Equity Term Sheet and this Agreement;

c.             not seek or support the appointment of an official committee of equity interest holders in the Chapter 11 Cases;

d.             perform its obligations under the Equity Term Sheet, including under the Tax Sharing Agreements, in a manner consistent with the terms set forth in the Equity Term Sheet during the period between the Petition Date and a decision by the Bankruptcy Court on approval of the Settlement Transaction;

e.             act in good faith to provide reasonable diligence to the advisors to the Noteholders and independent advisors to the Company about tax and financial information relevant to the Settlement Transaction to the extent EIX reasonably can and subject to confidentiality and legal requirements.;

f.             not directly or indirectly (i) seek, solicit, support, encourage, or vote its Claims or other claims or interests (including, for the avoidance of doubt, any claims or interests on behalf of any equity interests in any of the Debtors) for, consent to, encourage, or participate in any discussions regarding the negotiation or formulation of any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Debtors other than the Plan; (ii) take any other action that is inconsistent with, or that would delay or obstruct the proposal, solicitation, confirmation, or consummation of the Plan or the Settlement Transaction; or (iii) otherwise support any plan or sale process proposed by any entity other than the Debtors following the entry of an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code that is inconsistent with this Agreement and the Term Sheets; and

g.             not take any action that is (i) inconsistent with the satisfaction of the conditions precedent set forth in this Agreement and the Term Sheets, (ii) inconsistent with, or that would delay or obstruct the proposal, solicitation, confirmation, or consummation of the Plan or the Settlement Transaction, or (iii) inconsistent with, or is intended or is likely to interfere with approval and consummation of, the Settlement Transaction, the Plan, or other transactions set forth in this Agreement and the Term Sheets;

provided, however, that, except as otherwise expressly set forth in this Agreement, the foregoing provisions will not limit the rights of EIX to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code (or otherwise) concerning the Debtors, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement, the Term Sheets, the Settlement Transaction, or the Plan.

3.             Covenants of the Consenting Noteholders.

Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with its terms, each Consenting Noteholder (solely on its own behalf and not on behalf of any other Noteholder) hereto agrees, severally and not jointly to, as applicable:

a.             not object to or oppose the Shared Services Motion and Shared Services Order (so long as such Shared Services Motion and Shared Services Order are consistent in all material respects with the form of the Shared Services Motion and Shared Services Order provided to the Consenting Noteholders’ professional advisors prior to the Petition Date);

b.             use its best efforts to negotiate definitive documentation of the Settlement Transaction (including the MRA and the MRA Agreements) and support entry of an order of the Bankruptcy Court approving the Settlement Transaction, including approval of the MRA and the MRA Agreements and assumption of this Agreement and the Tax Sharing Agreements, by the dates set forth in the Equity Term Sheet and this Agreement;

c.             support performance of the obligations under the Equity Term Sheet, including under the Tax Sharing Agreements, in a manner consistent with the terms set forth in the Equity Term Sheet during the period between the Petition Date and a decision by the Bankruptcy Court on approval of the Settlement Transaction;

d.             not directly or indirectly (i) seek, solicit, support, encourage, or vote its Notes Claims or other claims or interests (including, for the avoidance of doubt, any claims or interests on behalf of any equity interests in any of the Debtors) for, consent to, encourage, or participate in any discussions regarding the negotiation or formulation of any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Debtors that is inconsistent with this Agreement and the Term Sheets; (ii) take any other action that would delay or obstruct the approval of the Settlement Transaction; or (iii) otherwise support any plan or sale process proposed by any entity other than the Debtors following the entry of an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code that is inconsistent with this Agreement and the Term Sheets; and

e.             subject to the terms of this Agreement and the Term Sheets, not take any action that is (i) inconsistent with the satisfaction of the conditions precedent set forth in this Agreement and the Term Sheets, (ii) inconsistent with, or is intended or is likely to interfere with approval and consummation of, the Settlement Transaction, the Restructuring, or other transactions set forth in this Agreement and the Term Sheets, or (iii) inconsistent with this Agreement and the Term Sheets, including supporting any chapter 11 plan that does not incorporate the terms and conditions set forth in this Agreement and such Term Sheets;

provided, however, that, except as otherwise expressly set forth in this Agreement, the foregoing provisions will not limit the rights of any Party under the Indentures or applicable law to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code (or otherwise) concerning the Debtors, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement, the Term Sheets, or the Settlement Transaction.

If any Consenting Noteholder is appointed to and serves on an official committee in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Noteholder’s exercise of its fiduciary duties to any person arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that fulfillment of such Party’s fiduciary duties in its capacity as a member of such committee shall not release or excuse such Party from its obligations under this Agreement; provided, further, however, that nothing in this Agreement shall be construed as requiring any Consenting Noteholder to serve on any official committee in the Chapter 11 Cases.

4.             Covenants of the Company.

Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with its terms, the Company (on behalf of itself and its subsidiaries) agrees that it shall:

a.             support, and take all reasonable actions necessary to obtain Bankruptcy Court approval of the Shared Service Motion and Shared Services Order (and related motions filed by the Debtors), in each case in form and substance reasonably acceptable to EIX and the Consenting Noteholders, by the dates set forth in the Equity Term Sheet and this Agreement and to provide the intercompany and shared services as set forth and approved therein;

b.             use its best efforts to negotiate definitive documentation of the Settlement Transaction (including the MRA and the MRA Agreements) and support and take all reasonable actions necessary to obtain entry of a final order of the Bankruptcy Court approving the Settlement Transaction, including approval of the MRA and the MRA Agreements and assumption of this Agreement and the Tax Sharing Agreements, by the dates set forth in the Equity Term Sheet and this Agreement;

c.             perform its obligations under the Term Sheets, including under the Tax Sharing Agreements, in a manner consistent with the terms set forth in such Term Sheets during the period between the Petition Date and a decision by the Bankruptcy Court on approval of the Settlement Transaction;

d.             use its best efforts to (i) support, complete, and satisfy the conditions to the consummation of the Settlement Transaction and Restructuring or other transactions set forth in this Agreement, and confirm and take effective the Plan under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of the Bankruptcy Court (the “Local Rules”) within the timeframes set forth herein and in the Term Sheets, and (ii) obtain any and all required regulatory and/or third-party approvals for the Settlement Transaction, Restructuring, or other transactions set forth in this Agreement;

e.             timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of an examiner with expanded powers or a trustee, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;

f.             timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization;

g.             not take any action that is (i) inconsistent with the satisfaction of the conditions precedent set forth in this Agreement, (ii) inconsistent in any material respect with this Agreement, the Term Sheets, the Settlement Transaction, or, after the Plan is filed, the Plan, or (iii) inconsistent with, or is intended or is likely to interfere with approval and consummation of the Settlement Transaction, Restructuring, or other transactions set forth in this Agreement;

h.             timely pay, without any requirement for the filing of fee applications, the reasonable and documented fees and expenses of the financial and legal advisors to the Consenting Noteholders following entry of the order (if required) of the Bankruptcy Court granting authority to assume such advisors’ respective payment letters; and

i.              comply with all of its obligations under this Agreement unless compliance is waived in writing by the parties hereto.

5.             Fiduciary Duty of the Company.

Nothing in this Agreement shall prevent the Company (on behalf of itself and its subsidiaries) from taking or failing to take any action that the Company is obligated to take (or obligated to fail to take) on behalf of itself or its subsidiaries in the performance of any fiduciary or similar duty which the Company or its subsidiaries, as applicable, owes or owe to any other person or entity under applicable law, provided, that it is agreed that such act may result in an

EIX Termination Event, a Required Consenting Noteholder Termination Event, or a Company Termination Event (each as defined below).  The Company shall give prompt written notice of any determination made in accordance with this Section 5.  The Company (on behalf of itself and its subsidiaries) represents to EIX and the Consenting Noteholders that as of the Agreement Effective Date (as defined herein), based on the facts and circumstances actually known by the Company as of the Agreement Effective Date, the Company’s entry into this Agreement is consistent with its fiduciary duties and those of its subsidiaries.

6.             Transfer of Notes Claims or Other Claims or Interests.

Each Consenting Noteholder agrees that, so long as this Agreement has not been terminated in accordance with its terms, it shall not (a) grant any proxies to any person in connection with its Note Claims, or other claims against or interests in any Debtor, to vote on the Plan or (b) sell, loan, issue, pledge, hypothecate, assign, transfer, or otherwise dispose of (including by participation) (the “Transfer”), directly or indirectly, in whole or in part, any Notes Claim, or any option thereon or any right or interest therein, unless (i) the transferee is a Party to this Agreement or (ii) if the transferee is not to a Party to this Agreement prior to the effectiveness of the Transfer, such transferee delivers to the Company, at or prior to the time of the proposed Transfer, an executed copy of a transfer agreement in the form of Exhibit C attached hereto, in which event the transferee shall be deemed to be a Consenting Noteholder hereunder and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.  Each Consenting Noteholder agrees that any Transfer or purported Transfer that does not comply with this Agreement shall be deemed void ab initio.  For the avoidance of doubt, this Agreement shall in no way be construed to preclude any holder of Notes Claims from acquiring additional Notes or any other interests in any of the Debtors; provided, that any such additional Notes or other interests in such Debtor shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement.  For the avoidance of doubt, the Parties agree that credit default swaps shall not be deemed or construed to be claims or interests in the Debtors.

Notwithstanding anything herein to the contrary (i) a Consenting Noteholder may Transfer or participate any right, title or interest in Note Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Consenting Noteholder, provided that any subsequent Transfer by such Qualified Marketmaker of the right, title or interest in such Note Claims shall only be valid if the transferee is or becomes a Consenting Noteholder by executing and delivering a Transfer Agreement, and (ii) to the extent that a Consenting Noteholder is acting in its capacity as a Qualified Marketmaker, it may Transfer or participate any right, title or interest in any Notes that the Qualified Marketmaker acquires from a holder of the Notes who is not a Consenting Noteholder without the requirement that the transferee be or become a Consenting Noteholder.  For avoidance of doubt, a Qualified Marketmaker may purchase, transfer or participate any claims against or interests in the Debtors other than Note Claims without any requirement that the transferee be or become subject to this Agreement.

For purposes of this paragraph, “Qualified Marketmaker” means an entity that (i) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Company and its affiliates (including debt securities, the Notes or other debt) or enter with customers into long and short positions in claims against the Company and its affiliates (including debt securities, the Notes or other debt), in its capacity as a dealer or market maker in such claims against the Company and its affiliates and (ii) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

7.             Termination by EIX.

This Agreement shall terminate, and all obligations of EIX shall immediately terminate and be of no further force and effect as to EIX, at 11:59 p.m., prevailing Eastern Time, on the date that is five (5) business days from the date that the Company and the professional advisors to the Consenting Noteholders receive written notice from EIX of the occurrence of any of the events listed below (each, an “EIX Termination Event”), unless the EIX Termination Event is (A) waived by EIX or (B) previously consented to in writing by the Company, EIX, and the Required Consenting Noteholders (as defined herein):

a.             (i) any Debtor has breached any material provision of this Agreement or the Term Sheets, including the representations, warranties, and covenants contained herein; or (ii) failure of the Required Consenting Noteholders to materially comply with this Agreement or the Term Sheets, including the representations, warranties and covenants contained herein;

b.             any modification is made to the Equity Term Sheet that is not in form and substance satisfactory to EIX;

c.             any of the definitive documents, including the MRA, the MRA Agreements, and the Plan, is filed with the Bankruptcy Court by the Debtors and is inconsistent with the Equity Term Sheet in any material respect;

d.             any court has entered a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable, or the filing of a motion by the Debtors to reject this Agreement;

e.             the Debtors or the Consenting Noteholders, subject to any applicable thresholds, fail to comply with the deadlines and conditions set forth in the Settlement Term Sheet, including:  (i) the Shared Services Motion shall not have been filed on the Petition Date; (ii) the Shared Services Motion and Shared Services Order shall not have received interim approval within thirty (30) calendar days after the Petition Date; (iii) the Shared Services Motion and Shared Services Order shall not have received final approval within sixty (60) calendar days after the Petition Date; (iv) failing to use their best efforts to negotiate and document the final forms of the MRA and MRA Agreements within ninety (90) calendar days after the Petition Date or, in the case of the Company, failing to use its best efforts to provide EIX with a draft of the Approval Motion and related exhibits within one hundred twenty (120) calendar days after the Petition Date; (v) a motion, in form and substance reasonably acceptable to EIX, to approve the Settlement Transaction, including approval of the MRA and the MRA Agreements and assumption of this Agreement and the Tax Sharing Agreements, shall not have been filed by one-hundred fifty (150) calendar days after the Petition Date; or (vi) an order of the Bankruptcy Court, in form and substance reasonably acceptable to EIX, approving the Settlement Transaction, the MRA and MRA Agreements, and assumption of this Agreement and the Tax Sharing Agreements as modified by the MRA and MRA Agreements, shall not have been entered by two-hundred ten (210) calendar days after the Petition Date;

f.             there shall have been issued any order, decree or ruling by any court or governmental body having jurisdiction that materially adversely affects the benefits intended to be received by EIX hereunder, or that restrains, enjoins, prevents, or renders illegal,  the consummation of the Settlement Transaction or other transactions set forth in this Agreement and the Term Sheets and (A) such proceeding or order was issued or reinstated at the request or with the acquiescence of the Company or any of its affiliates or (B) in all other circumstances, such order is not stayed, reversed, or vacated within fifteen (15) calendar days after such issuance;

g.             Consenting Noteholders representing a majority of the outstanding principal amount of Notes shall not have entered into this Agreement prior to the Petition Date, or this Agreement ceases to remain in effect at such date with respect to such a majority;

h.             Consenting Noteholders representing a majority of the outstanding principal amount of Notes shall not have agreed to the terms of the MRA and MRA Agreements within one-hundred fifty (150) calendar days after the Petition Date, or the MRA and MRA Agreements cease to be agreed to at such date with respect to such a majority;

i.              any Debtor shall (A) modify or revoke the Shared Services Order or withdraw the Shared Services Motion, motion to approve the Settlement Transaction without the consent of EIX, (B) publicly announce its intention not to support or pursue the Settlement Transaction or the Plan, or (C) propose, accept, or file a motion or Disclosure Statement with the Bankruptcy Court seeking approval of a plan of reorganization under chapter 11 of the Bankruptcy Code or other transaction concerning the Debtors that is inconsistent with the Settlement Transaction and the Term Sheets;

j.              the entry of an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

k.             the Bankruptcy Court shall have entered an order (i) appointing an examiner with expanded powers or a trustee shall have been appointed in any of the Chapter 11 Cases, (ii) converting the Company’s Chapter 11 Case to a case under chapter 7; (iii) dismissing the Chapter 11 Cases; (iv) granting standing to a party other than the Debtor to pursue claims against EIX or its representatives and affiliates with respect to any claim or cause of action inconsistent with the Settlement Transaction and Term Sheets; or (v) subordinating the Claims of EIX under section 510 of the Bankruptcy Code;

l.                                          the commencement of an adversary proceeding, civil action, or similar proceeding by the Debtors against EIX or its representatives or affiliates with respect to any claim or cause of action inconsistent with the Settlement Transaction and Term Sheets; or

m.                                  the effective date of the Plan does not occur on a date in conformity with the Term Sheets.

8.                                      Termination by Consenting Noteholders.

This Agreement shall terminate, and all obligations of the Consenting Noteholders shall immediately terminate and be of no further force and effect as to the Consenting Noteholders, at 11:59 p.m., prevailing Eastern Time, on the date that is five (5) business days from the date that the Company and EIX receive written notice from Consenting Noteholders representing at least 75% of the outstanding principal amount of Notes held by all Consenting Noteholders (such holders, the “Required Consenting Noteholders”) of the occurrence of any of the events listed below (each, a “Required Consenting Noteholder Termination Event”), unless the Required Consenting Noteholder Termination Event is (A) waived by the Required Consenting Noteholders or (B) previously consented to in writing by the Company, EIX, and the Required Consenting Noteholders:

a.                                      either EIX or the Company has breached any material provision of this Agreement or the Term Sheets, including the representations, warranties, and covenants contained herein;

b.                                      any modification is made to the Term Sheets that is not in form and substance satisfactory to the Required Consenting Noteholders;

c.                                       any definitive document, including the MRA, the MRA Agreements, and the Plan, is filed with the Bankruptcy Court by the Debtors and is inconsistent with the Term Sheets in any material respects;

d.                                      any court has entered a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable, or the filing of a motion by the Debtors to reject this Agreement;

e.                                       either EIX or the Company fails to comply with the deadlines and conditions set forth in the Term Sheets, including:  (i) the Shared Services Motion shall not have been filed on the Petition Date; (ii) the Shared Services Motion and Shared Services Order shall not have received interim approval within thirty (30) calendar days after the Petition Date; (iii) the Shared Services Motion and Shared Services Order shall not have received final approval within sixty (60) calendar days after the Petition Date; (iv) the Debtors or EIX failing to use their best efforts to negotiate and document the final forms of the MRA and MRA Agreements within ninety (90) calendar days after the Petition Date or, in the case of the Company, failing to use its best efforts to provide the advisors to the Consenting Noteholders with a draft Approval Motion and related exhibits within one hundred twenty (120) calendar days after the Petition Date; (v) a motion, in form and substance reasonably acceptable to the Required Consenting Noteholders, to approve the Settlement Transaction, including approval of the MRA and the MRA Agreements and assumption of this Agreement and the Tax Sharing Agreements, shall not have been filed by one-hundred fifty (150) calendar days after the Petition Date; or (vi) an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Required Consenting Noteholders, approving the Settlement Transaction, the MRA and MRA Agreements, and assumption of this Agreement and the Tax Sharing Agreements as modified by the MRA and MRA Agreements, shall not have been entered by two-hundred ten (210) calendar days after the Petition Date;

f.                                        there shall have been issued any order, decree, or ruling by any court or governmental body having jurisdiction that materially adversely affects the benefits intended to be received by the Required Consenting Noteholders hereunder, or that restrains, enjoins, prevents, or renders illegal, the consummation of the Settlement Transaction or other transactions set forth in this Agreement and the Term Sheets and (A) such proceeding or order was issued or reinstated at the request or with the acquiescence of the Company or any of its affiliates or (B) in all other circumstances, such order is not stayed, reversed, or vacated within fifteen (15) calendar days after such issuance;

g.                                       any Debtor shall have filed a plan of reorganization, a disclosure statement for the Plan, or any other documents related to the Plan without confirmation that such document is in form and substance satisfactory to the Required Consenting Noteholders;

h.                                      the Parties shall not have agreed to the terms of the MRA and MRA Agreements within one-hundred fifty (150) calendar days after the Petition Date;

i.                                          any Debtor shall (A) publicly announce its intention not to support or pursue the Plan or (B) propose, accept, or file a motion or Disclosure Statement with the Bankruptcy Court seeking approval of a plan of reorganization under chapter 11 of the Bankruptcy Code or other transaction concerning the Debtors other than on the terms set forth herein;

j.                                         the entry of an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

k.                                      the Bankruptcy Court shall have entered an order (A) appointing an examiner with expanded powers or a trustee shall have been appointed in any of the Chapter

11 Cases; (B) converting the Company’s Chapter 11 Case to a case under chapter 7; or (C) dismissing the Chapter 11 Cases;

l.                                          the Debtors shall have failed to:  (A) file a motion within thirty (30) days of the Petition Date seeking Bankruptcy Court authority to pay, without the filing of fee applications, the reasonable and documented fees and expenses of the financial and legal advisors to the Consenting Noteholders and assume the Parties’ respective payment letters, or to obtain a final Bankruptcy Court hearing on such motion within sixty (60) calendar days of the Petition Date; (B) use reasonable best efforts to seek Bankruptcy Court approval of such motion; or (C) timely pay such fees and expenses once such motion is approved; or

m.                                  the effective date of the Plan does not occur on a date in conformity with the Term Sheets.

9.                                      Termination by the Company.

This Agreement shall terminate, and all obligations of the Company shall immediately terminate and be of no further force and effect as to the Company, at 11:59 p.m., prevailing Eastern Time, on the date that is five (5) business days from the date that EIX and the professional advisors to the Consenting Noteholders receive written notice from the Company of the occurrence of any of the events listed below (each, a “Company Termination Event”), unless the Company Termination Event is (A) waived by the Company or (B) previously consented to by the Company, EIX, and the Required Consenting Noteholders:

a.                                      EIX has breached any material provision of this Agreement or the Term Sheets, including the representations, warranties, and covenants contained herein;

b.                                      the failure of Required Consenting Noteholders to materially comply with this Agreement or the Term Sheets, including the representations, warranties, and covenants contained herein or therein, as the case may be;

c.                                       the Board of Directors of the Company has reasonably determined that proceeding with the transactions set forth in the Term Sheets and this Agreement and the Plan would be inconsistent with the continued exercise of its fiduciary duties, as provided in Section 5 above; or

d.                                      unless such proceeding or order was issued or reinstated at the request or with the acquiescence of the Company or any of its affiliates, there shall have been issued any order, decree or ruling by any court or governmental body having jurisdiction that materially adversely affects the benefits intended to be received by the Company or its subsidiaries hereunder, or that restrains, enjoins, prevents, or renders illegal,  the consummation of the Settlement Transaction or other transactions set forth in this Agreement and the Term Sheets and in all other circumstances, such order is not stayed, reversed, or vacated within fifteen (15) calendar days after such issuance;

provided, that, notwithstanding anything to the contrary herein, except with respect to Section 9(c) hereof, no notice of termination from any Party shall be valid if the applicable event giving rise to such Party’s right to terminate this Agreement results from such Party failing to comply with its obligations under this Agreement in any material respect.  For the avoidance of doubt and notwithstanding the foregoing, no notice of termination from the Company (on behalf of itself and/or its subsidiaries) shall be limited or deemed invalid in any respect on account of any director of the Company having agreed with, or voted to approve, the Company’s exercising (or taking actions to exercise) any of their rights to terminate this Agreement.

10.                               Additional Termination Events.

This Agreement shall terminate and all obligations of the Parties shall terminate and be of no further force and effect:

a.                                      upon consummation of the Restructuring contemplated in this Agreement and the occurrence of the effective date of the Plan, which Plan shall supersede and replace this Agreement provided the Plan is consistent with the Settlement Transaction, MRA, and MRA Agreements; or

b.                                      by written agreement signed by (i) the Company (on behalf of itself and its subsidiaries); (ii) EIX (on behalf of itself and the EIX Subsidiaries); and (iii) the Consenting Noteholders.

11.                               Effect of Termination and Automatic Stay.

a.                                      Upon termination of this Agreement in accordance with its terms, this Agreement shall forthwith become void and of no further force or effect as to the Party or Parties for which termination is effective under Sections 7, 8, 9, and 10 (each a “Terminated Party”), each Terminated Party shall be released from its respective commitments, undertakings, and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of the Terminated Party; provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

b.                                      The Parties (on behalf of themselves and subsidiaries and affiliates) acknowledge and agree and shall not dispute that after the Petition Date, the giving of notice of termination of this Agreement, or waiver of a right of termination, shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Company, on behalf of itself and the other Debtors, hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice); provided, however, nothing herein shall prejudice any Party’s rights to argue that the termination was not proper under the terms of this Agreement.

12.                               Publicity and Disclosure.

a.                                      Except as required by law (as determined by outside counsel to the Company) and with reasonable prior notice to EIX and the Consenting Noteholders taking into account the circumstances, the Company and EIX shall not and will cause their respective subsidiaries to not (a) use the name of the Indenture Trustee or any Consenting Noteholder in any press release without such Party’s prior written consent, (b) disclose to any person other than legal and financial advisors to the Company the principal amount or percentage of any Notes Claims or any other securities of the Company or its subsidiaries held by any Consenting Noteholder; provided that the Company shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of the Notes Claims held by the Consenting Noteholders; or (c) disclose information from EIX without EIX’s prior written consent or a mutually acceptable confidentiality agreement.

b.                                      Subject to the preceding clause 12.a. and the terms and conditions of the confidentiality and non-disclosure agreements between or among the Company, EIX, and the Consenting Noteholders and their legal and financial advisors, the Company may elect to publicly disclose (i) this Agreement (including exhibits hereto) and the material terms of the Term Sheets on or after the Agreement Effective Date; (ii) any material amendment to this Agreement and/or the Term Sheets on or after the effective date of such amendment; and (iii) any other information, including projections, anticipated to be included in the Disclosure Statement or provided to the Consenting Noteholders in connection with the Restructuring, to the extent that the failure to make such information public would result in any Consenting Noteholder, based upon the advice of such Noteholder’s counsel, being restricted (by contract, law, or otherwise) in buying or selling any of the Notes Claims.

c.                                       Subject to the preceding clause 12.a. and the terms and conditions of the confidentiality and non-disclosure agreements between or among the Company, EIX, and the Consenting Noteholders and their legal and financial advisors, EIX may elect to publicly disclose (i) this Agreement (including exhibits hereto) and the material terms of the Term Sheets on or after the Agreement Effective Date, and (ii) any material amendment to this Agreement and/or the Term Sheets on or after the effective date of such amendment.  Further, nothing in this Agreement shall limit or restrict the ability of EIX to disclose information that EIX has provided to the Company or the Consenting Noteholders or either of their legal and financial advisors.

13.                               Specific Performance.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, in addition to any other remedy to which such non-breaching Party may be entitled, at law or in equity.  Notwithstanding anything to the contrary in this Agreement, and except as provided in the MRA and the MRA Agreements, the Parties agree that the remedy of specific performance shall be the sole and exclusive remedy of the Parties under this Agreement in the event of a breach of this Agreement by another Party hereto.

14.                               Cooperation.

In addition to any obligations under this Agreement or the Term Sheets, the Company, on behalf of the Debtors, shall provide draft copies of all “first day” motions or applications and other documents the Debtors intend to file with the Bankruptcy Court to EIX and the professional advisors to the Consenting Noteholders before the date when the Debtors intend to file such document and shall consult in good faith with counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.  The Shared Services Motion and Order (and related motions filed by the Debtors) shall be reasonably acceptable to EIX and the professional advisors to the Consenting Noteholders.  In addition to any obligations under this Agreement or the Term Sheets, the Company, on behalf of the Debtors, shall use its reasonable commercial efforts to provide draft copies of all material pleadings they intend to file with the Bankruptcy Court or any material press releases or filings with the Securities and Exchange Commission to counsel to EIX and the professional advisors to the Consenting Noteholders within a reasonable time prior to filing or making public such documents and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing or publication.

15.                               [INTENTIONALLY OMITTED.]

16.                               Relationship Among Parties; Exculpation.

Notwithstanding anything herein to the contrary, the duties and obligations of the Parties under this Agreement shall be several, not joint.  It is understood and agreed that any Party may trade in Notes Claims or other claims against or securities of the Debtors without the consent of the Debtors or any other Party, subject to applicable securities laws and Section 6 above.  No Party shall have any responsibility for any such trading by any other entity by virtue of this Agreement.  No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement.  No Party shall be liable for monetary or other damages to any other Party, or any other creditor or equity interest holder of the Debtors, arising out of the negotiations, execution and/or performance of this Agreement.

17.                               Entire Agreement; Prior Negotiations.

This Agreement, including Exhibits A, Exhibit B, and Exhibit C annexed hereto (inclusive of exhibits thereto), constitutes the entire agreement of the Parties and supersedes all prior agreements (oral or written), negotiations, and documents reflecting such prior negotiations between and among the Parties (and their respective advisors), with respect to the subject matter hereof.

18.                               Amendments.

Except as otherwise provided herein, this Agreement, the Term Sheets or any annexes thereto may not be modified, amended, or supplemented without prior written agreement signed by (a) the Company; (b) EIX; and (c) the Required Consenting Noteholders, except that a modification, amendment, or supplement of the Restructuring Term Sheet that is not inconsistent with the Equity Term Sheet, to be determined in EIX’s reasonable discretion, shall not require the prior written agreement of EIX.

19.                               Independent Analysis.

Each Party hereby acknowledges and confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of any documents and information available to it, as it deemed appropriate.

20.                               Further Assurances.

The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

21.                               Governing Law.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflicts of law principles thereof (except for section 5-1401 of the New York General Obligations Law).  By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State of New York.  By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding.  Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State of New York, upon the commencement of the Chapter 11 Cases, each of the Parties hereto hereby agrees that, if the petitions have been filed and the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

22.                               Effective Date; Conditions to Effectiveness.

This Agreement shall become effective and binding upon each of the Parties at 12:01 a.m., prevailing Eastern Time, on the date on which all of the following conditions are satisfied (the “Agreement Effective Date”):

a.                                      the Company, EIX, and the professional advisors to the Consenting Noteholders shall have received duly executed signature pages for this Agreement signed by the Company (on behalf of itself and its subsidiaries) and EIX (on behalf of itself and the EIX Subsidiaries); and

b.                                      the Company and EIX shall have received duly executed signature pages for this Agreement from the Consenting Noteholders holding a majority in amount of the total indebtedness outstanding under the Indentures.

Upon the Agreement Effective Date, the Term Sheets shall be deemed effective for the purposes of this Agreement, and thereafter the terms and conditions therein may only be amended, modified, waived, or otherwise supplemented as set forth in Section 18 above.

23.                               No Solicitation.

Notwithstanding anything to the contrary, this Agreement is not and shall not be deemed to be (a) a solicitation of consents to the Plan or any chapter 11 plan or (b) an offer for the issuance, purchase, sale, exchange, hypothecation, or other transfer of securities or a solicitation of an offer to purchase or otherwise acquire securities for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.  The acceptance of the Noteholders will not be solicited until they, as applicable, have received the Disclosure Statement and related ballot, as approved by the Bankruptcy Court.

24.                               Third-Party Beneficiary.

This Agreement is intended for the benefit of the Parties hereto and no other person shall have any rights hereunder.

25.                               Several, Not Joint, Obligations.

Except as otherwise expressly set forth herein, the agreements, representations, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

26.                               Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this agreement may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or otherwise, which shall be deemed to be an original for the purposes of this Agreement.

27.                               Headings.

The Section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

28.                               Settlement Discussions.

This Agreement and the Term Sheets are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties hereto.  Nothing herein shall be deemed an admission of any kind and this Agreement and the Terms Sheets shall not be treated as an admission of liability.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all communications and negotiations between and/or among the Parties, their counsel, and/or their respective representatives relating to, concerning, or in connection with this Agreement, or the matters covered hereby and thereby, shall be protected to the fullest extent permitted by law and shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

29.                               No Waiver of Participation and Preservation of Rights.

Except as provided in this Agreement, nothing herein is intended to, does, or shall be deemed in any manner to waive, limit, impair, or restrict the ability of EIX and each of the Consenting Noteholders to protect and preserve its rights, remedies, and interests, including, but not limited to, its claims against any of the Debtors, any liens or security interests it may have in any assets of any of the Debtors, or its full participation in the Chapter 11 Cases.  In particular, the economic arrangements and assumptions expressly or implicitly included in the Term Sheets, shall not be binding upon any Party or result in any Party’s waiver of any rights or defenses, except to the extent they are covenants under this Agreement, the Settlement Transaction, the Plan, or the Restructuring.  Without limiting the foregoing sentence in any way, if this Agreement is terminated in accordance with its terms for any reason, the Parties each fully reserve any and all of their respective rights, remedies, and interests, subject to Section 13 above in the case of any claim for breach of this Agreement arising prior to termination.

30.                               Consideration.

The Parties hereby acknowledge that no consideration, other than that specifically described herein and in the Plan and the Term Sheets shall be due or paid to any Party for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement.

31.                               Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to the Company or any Debtor, to counsel at the following address:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attn:  James H.M. Sprayregen, P.C. and David R. Seligman, P.C.

Fax:  (312) 862-2200

-and-

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn.:  Joshua A. Sussberg

Fax: (212) 446-4900

If to EIX, to counsel at the following address:

Munger Tolles & Olson LLP

355 South Grand Ave.

Attn.:  Thomas B. Walper

Los Angeles, California 90071

Fax: (213) 687-3702

If to any Consenting Noteholder, the address set forth in the separate letter to the Company and EIX delivered by counsel to the Consenting Noteholders simultaneously with this Agreement.

If to counsel to the ad hoc committee of Noteholders, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn.:  Keith Wofford

Fax:  (212) 596-9090

-and-

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Attn.:  Stephen Moeller-Sally

Fax:  (617) 951-7050

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

EDISON INTERNATIONAL
on behalf of itself and the EIX Subsidiaries

By:	/s/ William Scilacci
Name:	William Scilacci
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

EDISON MISSION ENERGY
on behalf of itself and its subsidiaries

By:	/s/ Maria Rigatti
Name:	Maria Rigatti
Title:	Senior Vice President and Chief Financial
Officer

[Signature Page to Transaction Support Agreement]

AGREED BY EACH OF THE
FOLLOWING SENIOR NOTEHOLDERS

CONSENTING NOTEHOLDER

AllianceBernstein LP

By:	/s/ Michael Sohr
Name:	Michael E. Sohr
Title:	Senior Vice President

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Arrowgrass Distressed Opportunities Fund Limited

By:	/s/ Stephen C. Ellwood
Name:	Stephen C. Ellwood
Title:	Chief Compliance Officer

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Arrowgrass Master Fund LTD

By:	/s/ Stephen C. Ellwood
Name:	Stephen C. Ellwood
Title:	Chief Compliance Officer

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Avenue Investments, L.P.

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Barclays Capital Inc.

By:	/s/ Peter Benoist
Name:	Peter Benoist
Title:	Managing Director

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

BlueMountain Capital Management, LLC

By:	/s/ Paul A. Friedman
Name:	Paul A. Friedman
Title:	Head of US Legal

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Canyon Capital Advisors LLC, the Investment Advisor of the Consenting Noteholders holding the below referenced amounts

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Cincinnati High Yield Group of J.P. Morgan Investment Management Inc.

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Managing Director

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Citi Capital Advisors, acting through its Distressed Debt Strategies Group

By:	/s/ James Duplessie
Name:	James Duplessie
Title:	Managing Director

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Claren Road Asset Management, LLC

By:	/s/ Albert Marino
Name:	Albert Marino
Title:	Chief Operating Officer

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Credit Value Partners, LP, as agent for funds and accounts under its management

By:	/s/ Michael Geroux
Name:	Michael Geroux
Title:	Partner

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

The signature of the Distressed Debt Trading Desk of Citigroup Global Markets Inc. shall not be deemed to bind or create any obligations with respect to any other desk or affiliate of Citigroup Global Markets Inc. including, but not limited to Citibank, N.A. and Citigroup, Inc.  Citigroup Global Markets Inc. shall be responsible for ensuring that the Distressed Debt Trading Desk meets its obligations hereunder.

The Distressed Debt Trading Desk of Citigroup Global Markets Inc.

By:	/s/ Brian Blessing
Name:	Brian Blessing
Title:	Authorized Signatory

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

ICE Canyon LLC, the Investment Advisor of the Consenting Noteholders holding the below referenced amount

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Jefferies High Yield Trading, LLC

By:	/s/ Paul J. Loomis
Name:	Paul J. Loomis
Title:	Managing Director

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Litespeed Master Fund Ltd.

By:	/s/ Charles Murphy
Name:	Charles Murphy
Title:

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Nomura Corporate Research and Asset Management, Inc., as investment advisor for and on behalf of the Noteholders with holdings as listed below

By:	/s/ Derek Leung
Name:	Derek Leung
Title:	Vice President

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

OZ Management LP (on behalf of certain of its investment funds)
By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

River Birch Master Fund, LP
By: River Birch Capital GP, LLC

By:	/s/ Matthew Gilmartin
Name:	Matthew Gilmartin
Title:	Chief Financial Officer

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Strategic Value Master Fund, Ltd.
by: Strategic Value Partners, LLC, its Investment Manager

By:	/s/ Edward C. Kelly
Name:	Edward C. Kelly
Title:	Chief Operating Officer

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Strategic Value Special Situations II, L.P.
by: SVP Special Situations GP II, LLC, its General Partner

By:	/s/ Edward C. Kelly
Name:	Edward C. Kelly
Title:	Chief Operating Officer

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

Strategic Value Special Situations Feeder Fund II-A, Ltd.
by: SVP Special Situations Administrator GPII LLC, its Director

By:	/s/ Edward C. Kelly
Name:	Edward C. Kelly
Title:	Chief Operating Officer

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

TCW Investment Management Company (“TIMCO”), solely as investment advisor on behalf of the following accounts it manages: PF# 3717, 3722.

By:	/s/ James S. Farnham	By:	/s/ Sean Plater
Name:	James S. Farnham	Name:	Sean Plater
Title:	Managing Director	Title:	Senior Vice President

TCW Asset Management Company (“TAMCO”), solely as investment advisor on behalf of the following accounts it manages: PF# 3009.

By:	/s/ James S. Farnham	By:	/s/ Sean Plater
Name:	James S. Farnham	Name:	Sean Plater
Title:	Managing Director	Title:	Senior Vice President

Metropolitan West Asset Management, LLC (“MWAM”), solely as investment advisor on behalf of the following accounts it manages: SMS 314, 705, 769, 773, 775, 777, 778, 781.

By:	/s/ Laird R. Landmann
Name:	Laird R. Landmann
Title:	President

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

VISIUM CATALYST CREDIT MASTER FUND, LTD.

By:	/s/ Brad Levie
Name:	Brad Levie
Title:	Director

[Signature Page to Transaction Support Agreement]

CONSENTING NOTEHOLDER

York Capital Management Global Advisors, LLC, on behalf of certain funds and accounts managed by it and its affiliates

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

[Signature Page to Transaction Support Agreement]

EXHIBIT A

Equity Term Sheet

EDISON MISSION ENERGY

EQUITY TERM SHEET

DECEMBER 16, 2012

THIS TERM SHEET (THIS “TERM SHEET”) DESCRIBES CERTAIN MATERIAL TERMS OF A PROPOSED TRANSACTION (THE “TRANSACTION”) BETWEEN (A) EDISON INTERNATIONAL (“EIX”), FOR ITSELF AND ITS SUBSIDIARIES THAT DIRECTLY OR INDIRECTLY OWN EDISON MISSION ENERGY (THE “EIX SUBSIDIARIES”), (B) EDISON MISSION ENERGY (“EME”), FOR ITSELF AND CERTAIN OF ITS DOMESTIC SUBSIDIARIES (COLLECTIVELY WITH EME, THE “DEBTORS”), AND (C) CERTAIN HOLDERS OF EME’S SENIOR UNSECURED NOTES (COLLECTIVELY, THE “NOTEHOLDERS”).  EIX SHALL MEAN EIX AND THE EIX SUBSIDIARIES UNLESS OTHERWISE INDICATED HEREIN.

THIS TERM SHEET SHALL NOT CONSTITUTE AN OFFER OR A LEGALLY BINDING OBLIGATION TO BUY OR SELL, NOR DOES IT CONSTITUTE A SOLICITATION OF AN OFFER TO BUY OR SELL, ANY OF THE SECURITIES REFERRED TO HEREIN.  THIS TERM SHEET DOES NOT CONSTITUTE A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF ANY PLAN OF REORGANIZATION FOR PURPOSES OF SECTIONS 1125 AND 1126 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”).

Term	Description

Transaction Structure

•                  Before the date (the “Petition Date”) on which the Debtors commence cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (such cases, the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”) (a) EME (on behalf of itself and its subsidiaries), (b) EIX (on behalf of itself and the EIX Subsidiaries) and (c) the holders of at least a majority in principal amount of the outstanding Notes, shall each execute an agreement to support, pursue, and implement the Transaction as contemplated in this Term Sheet (the “Transaction Support Agreement”). In connection with entry into the Transaction Support Agreement, EIX shall consent to the entry of a mutually acceptable customary “first day equity trading order” regarding transfers of existing equity securities of EME.

•                  Within 150 days after the Petition Date, the Debtors will seek entry of a Bankruptcy Court order authorizing, pursuant to:

1

Term	Description

(a) section 363 of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure, the Debtors’ entry into a master restructuring agreement with EIX and holders of a majority in principal amount of the outstanding Notes (together with the MRA Agreements (as defined below), the “MRA”), which shall provide for and include, among other things: (a) the Debtors’ entry into the MRA Agreements and (b) the releases described below under “Release” (the “Release”), which Release shall be contained (along with the other provisions of this Term Sheet) in the Debtors’ chapter 11 plan of reorganization (the “Plan”). The Debtors and Noteholders shall look solely to EIX (and not to subsidiaries of EIX that may perform some of the services or other EIX obligations covered by the MRA) for performance of the MRA, and EIX shall be responsible under the MRA for services or other EIX obligations that may be performed by such subsidiaries. The Release shall be approved and (except to the extent set forth under “Release”), effective upon entry of a final order as part of the Bankruptcy Court’s approval of the MRA and shall be subject to revocation only during the period between approval of the Release and the earlier of (i) December 31, 2014 and (ii) the effective date (the “Effective Date”) of the Plan (such period, the “Interim Period”) after notice delivered within a reasonable time after discovery of such breach and an opportunity to cure, as set forth in the MRA, and the Bankruptcy Court determines after motion and a hearing that a party has failed to perform its obligations under the MRA during the Interim Period, including EIX making, or causing its subsidiaries to make, any and all payments due under the Tax Sharing Agreements (as defined herein) as required thereunder; provided, that, revocation of the Release during the Interim Period shall result in a termination of the parties’ respective obligations under this Term Sheet and the MRA, including, without limitation, a full and complete restoration of any and all claims otherwise released pursuant to the Release, and this Term Sheet, the MRA and the Release shall be void ab initio, and nothing herein shall thereafter impair or otherwise waive the rights of any party to assert such claims, including, and without prejudice to, any claims or causes of action waived or

2

Term	Description

otherwise released or liabilities assumed in connection with the assumption of the Tax Sharing Agreements (as modified or amended by the MRA) and such claims, liabilities, or causes of action shall be restored to their prior status; and

(b) section 365 of the Bankruptcy Code, the Debtors’ assumption of the Transaction Support Agreement and Tax Sharing Agreements.

•                  If the MRA is not approved by a final order of the Bankruptcy Court, and the Transaction Support Agreement and Tax Sharing Agreements are not assumed by a final order of the Bankruptcy Court, in each case within 210 days after the Petition Date (the “Outside Date”), the Transaction Support Agreement and this Term Sheet shall terminate and no party shall have any obligations thereunder absent agreement by the parties to continue the Transaction Support Agreement.

•                  The parties shall use their best efforts to negotiate and document the final form of the MRA and the following agreements related to the MRA, which shall be attached as exhibits to the MRA and approved as part of the MRA: (a) the Shared Services Agreement; (b) the Tax Settlement, Separation, and Administration Agreement, and (c) the Form of Assumption of Assumed Liabilities (as each is defined and described below) (collectively, the “MRA Agreements”), within 90 days after the Petition Date.  The forms of the MRA and the MRA Agreements, which will be attached to the motion seeking approval of, among other things, entry into the MRA (the “Approval Motion”), will be subject to Bankruptcy Court, EME and EIX board and Noteholder approvals. EME shall use best efforts to provide EIX and the advisors to the Noteholders with the draft Approval Motion (and related exhibits) within 120 days after the Petition Date.

•                  The MRA shall also provide that on the Effective Date, EIX’s equity interest in EME will be cancelled.

• All consideration to be provided, and obligations undertaken, by EIX as part of the Transaction shall be conditioned on: (a) EME (on behalf of itself and its

3

Term	Description

subsidiaries) and the Noteholders providing the Release on the terms set forth herein, (b) Bankruptcy Court approval of the Release, and (c) EME and the Noteholders performing and undertaking all actions and obligations contemplated under this Term Sheet.

•                  All consideration to be provided, and obligations undertaken, by EME and its subsidiaries and the Noteholders as part of Transaction shall be conditional on EIX providing any consideration and performing any actions that they are required to provide or perform, as the case may be, under this Term Sheet.

Extension of Tax Sharing Agreements

•                  The MRA shall provide for the contemporaneous execution and approval of a Tax Settlement, Separation, and Administration Agreement (the “TSSAA”). The TSSAA shall provide for the Tax Sharing Agreements(1) to continue with respect to EME and its subsidiaries through the earlier of December 31, 2014 and the Effective Date. EIX shall not, before December 31, 2014, terminate, create, or modify other tax sharing agreements with and among its affiliates in any way adverse to the interests of EME, except to the extent required as a result of a change in applicable law or decisions or administrative actions thereunder, provided that EIX will use its best efforts not to directly or indirectly propose any such regulations that could require EIX to terminate or modify such agreements. EIX shall not, prior to the earlier of December 31, 2014 and the Effective Date, sell, convey, or otherwise dispose of its direct or indirect equity interest in EME or take action to effect a deconsolidation for federal income tax purposes (or deconsolidation, cessation of unitary or combined group, or similar status for state tax purposes) of EME or any EIX Subsidiary. Except as provided under “Tax Audit Liability,” for purposes of

(1)         The term “Tax Sharing Agreements” means the following agreements, as each may have been amended, modified, waived, or supplemented through the date hereof:  (a) that certain Edison Mission Group and First Tier Subsidiaries Amended and Restated Tax Allocation Agreement, dated as of February 13, 2012, among Edison Mission Group, Edison Capital, Edison Enterprises, Edison O&M Services, Mission Energy Holding Company, and Mission Land Company; and (b) that certain Mission Energy Holding Company Amended and Restated Tax Allocation Agreement, dated as of February 13, 2012, among Mission Energy Holding Company, EME, and Capitstrano Wind Holdings, Inc.  References in this Term Sheet to “termination” of the Tax Sharing Agreements shall mean termination of the Tax Sharing Agreements with respect to EME and its subsidiaries.

4

Term	Description

calculating amounts due under the Tax Sharing Agreements, no adjustments will be made for or in contemplation of the tax deconsolidation of EME or for or in contemplation of the termination of the Tax Sharing Agreements with respect to EME (or, for the avoidance of doubt, any deductions under section 165(g) of the Internal Revenue Code or any comparable provisions of state or local law). At the time of EME’s tax deconsolidation, each party to the Tax Sharing Agreements shall retain its respective remaining tax attributes as determined pursuant to federal income tax regulations and applicable state tax rules, with no party having any further liability to any other for the consequences of tax deconsolidation (such as, by way of example only, any gains, losses, or adjustments to basis resulting from or upon the cancellation of 100% of the EME stock), subject to the mutuality and tax audit provisions below.  Subject to the limitations set forth in “Affiliate Rules” below and terms of a customary confidentiality agreement, EIX will provide EME and the Noteholders’ professional advisors (until the earlier of December 31, 2014 and the Effective Date) with reasonable access consistent with past practice to all tax returns, work papers, and other information for the tax years through December 31, 2014, and any other year in which EIX realizes a net tax benefit as a result of audit adjustments as described below, to the extent relevant to such benefit, used to calculate amounts due to or from EME under the Tax Sharing Agreements and the reasonable opportunity to verify such calculations. From and after the Petition Date, at EME’s or the Noteholders’ reasonable request, EIX shall endeavor in good faith to have PwC (or another mutually agreed upon nationally recognized independent accounting firm) confirm such calculations no later than 60 days after such request (with costs for such calculations to be shared equally by EME and EIX). Until EME’s tax deconsolidation from the EIX consolidated tax group, EIX will prepare and file all consolidated tax returns in good faith and in a manner consistent with past practice. Subject to the “No Guaranty” provision in this Term Sheet, EIX shall take no extraordinary actions for the purpose of depriving EME or the Noteholders of the benefits of the Tax Sharing Agreements. EME will provide EIX with reasonable access to personnel and to all books and records required

5

Term	Description

to prepare and file such returns.

•                  The TSSAA shall provide that, if for any reason EME remains part of the EIX consolidated tax group in any year following termination of the Tax Sharing Agreements with respect to EME, then for taxable years commencing after such termination, (a) EME shall be liable for, and shall indemnify EIX and/or its subsidiaries against, any taxes with respect to EME and its subsidiaries, calculated as if EME is a stand-alone taxpayer, and (b) EIX shall not compensate EME for the EIX consolidated group’s use of, or benefit from, in each case in such taxable years commencing after such termination, tax attributes attributable to EME and its subsidiaries regardless of the year of origin of such tax attributes.  For the avoidance of doubt, EME shall not be liable for any portion of the EIX group’s consolidated tax liability in excess of its stand-alone liability calculated in the manner described in the preceding sentence. In the event that termination of the Tax Sharing Agreements occurs prior to the Effective Date, then upon EME’s request, EME, EIX and the Noteholders will work cooperatively with one another to endeavor in good faith to take steps to cause a tax deconsolidation of EME through the divestiture or other disposition of 100% of the EME stock, together with termination of the Shared Services Agreement and assumption of the Assumed Liabilities, as soon as reasonably possible prior to the commencement of EME’s next tax year, subject in all instances to approval of the Bankruptcy Court.

Mutuality / Reciprocity

The TSSAA shall provide that the rights and obligations of the parties to the Tax Sharing Agreements for tax years through the tax year of termination of the Tax Sharing Agreements with respect to EME will survive such termination (by way of illustration only, any obligations for amounts payable, or for tax audits concluded, after termination of the Tax Sharing Agreements with respect to tax years commencing prior to termination of the Tax Sharing Agreements with respect to EME shall survive). The parties to the Tax Sharing Agreements shall reciprocally perform their respective obligations under the Tax Sharing Agreements, including the SCE priority provisions, carryback loss payment obligations, EME’s obligations for Edison Mission Energy Taupo Ltd. audit liability, and any other

6

Term	Description

liabilities of any party for audit liability for tax years through the tax year of termination.

Assumed Pension and PBOP Liabilities Upon Separation

The MRA shall provide that, subject to (a) approval of the Release under the MRA and (b) the Effective Date, EIX shall assume the Assumed Liabilities by executing the Form of Assumption of Assumed Liabilities to be approved as part of the MRA and, after such assumption, EIX may amend, modify, freeze, or terminate any plan related to Assumed Liabilities; provided that EIX indemnifies EME for any costs or losses incurred by EME on account of such amendment, modification, freeze, or termination. In connection with its assumption of the Assumed Liabilities, on the Effective Date, EIX shall assign to EME any and all claims that are assertable against EME or its subsidiaries on account of the Assumed Liabilities (or otherwise) at no cost to and with no ongoing obligations to EIX, provided that no such assignment shall take place if it results in any liability, whether threatened, contingent or otherwise, to EIX (in which case EIX shall agree to release or not to assert such claims).

“Assumed Liabilities” means any liability on account of:

•                  pension liability for service of employees of EME and its subsidiaries as of the Effective Date; provided that EME may determine the retirement benefits for service of its employees after such date without cost to EIX and its subsidiaries;

•                  executive pension and executive deferred compensation plan liabilities for retirees of EME and its subsidiaries under the executive pension and executive deferred compensation plans as of the Effective Date; and

•                  post-retirement benefits other than pension (“PBOP”) liabilities to retirees and retiree eligible employees of EME and its subsidiaries, other than employees of EME Homer City Generation L.P., as of the Effective Date; provided, that EME may determine PBOP benefits for other employees without cost to EIX and its subsidiaries.

Pursuant to the Shared Services Order (as defined below), during the Chapter 11 Cases, EME, consistent with past practice, will continue to fund the Assumed Liabilities, and EIX (subject to

7

Term	Description

such funding), consistent with past practice, will continue to allow employees and retirees of EME and its subsidiaries to participate in the EIX plans currently providing such benefits, subject to EIX’s right to modify or amend such plans; provided, however, that EIX and EME shall use their commercially reasonable efforts to negotiate arrangements for the separate treatment of EME with respect to any such modifications or amendments and:

•                  no such modification or amendment to any pension or deferred compensation plan shall materially increase costs to EME or its subsidiaries or discriminate against the employees of EME or its subsidiaries;

•                  no such modification or amendment to any other employee benefit plan shall discriminate against the employees of EME or its subsidiaries; and

•                  EIX and EME shall work cooperatively, in consultation with the Noteholders’ advisors, and use their commercially reasonable efforts to evaluate, and if they agree it is advisable, to effect changes to facilitate separate treatment of the employees of EME and its subsidiaries under such plans within 90 days after the Petition Date.

No Guaranty	Neither EIX nor any of its subsidiaries will guarantee or assure taxable income of the group or the recovery of tax benefits.

Tax Audit Liability

To the extent EIX realizes a net tax benefit as a result of audit adjustments relating to EME or any of its subsidiaries (and EME pays or otherwise satisfies any liabilities arising or resulting from such adjustments), EIX will pay such net tax benefit (but not in excess of the liability actually paid or otherwise satisfied by EME) to EME as and when such net tax benefit (including any additional benefits resulting from payment of such net tax benefit) is actually received (for example, as a reduction of estimated or other tax payments or receipt of a refund).

Control of Tax Audits

•                  Except as set forth below under Taupo Audit, EIX shall retain the taxpayer’s control of any audit or contest of any EME tax liability with respect to any period for which EME is included in any tax return as part of EIX’s consolidated group (excluding, however, any audit or contest pertaining to any separate returns of EME that does not involve EIX); provided that EIX shall agree to

8

Term	Description

consult with EME and its tax counsel and provide EME and its tax counsel with active participation and consent rights with respect to such audit or contest, including, without limitation, discussions and negotiations with the IRS and any settlement of such audit or contest, it being agreed that EIX may not settle an EME audit issue, or advocate against the audit position of EME regarding an EME issue involving amounts (including interest and penalties) in excess of $1 million (except to the extent EIX or any of its other subsidiaries has a tax position with respect to a tax item of EIX or any of its subsidiaries that is adverse to such audit position of EME), without either (a) obtaining EME’s consent (which with respect to any EME audit or contest, other than with respect to the EME Taupo Ltd. audit or contest, involving amounts in excess of $1 million, may be granted or withheld to the extent specified in the TSSAA), or (b) waiving its indemnity from EME and indemnifying EME for its tax liability at issue.

•                  Taupo Audit: EME shall have sole and absolute discretion to settle the EME Taupo Ltd. audit or contest. At the request of EME, EIX shall contest by petition to a trial court any adjustment to tax liability with respect to the EME Taupo Ltd. audit, provided that (a) EIX receives an opinion of independent tax counsel to EME to the extent specified in the TSSAA, (b) such petition shall be brought in the U.S. Tax Court, unless EIX chooses to contest in court issues for the same taxable year which relate to EIX or its subsidiaries other than EME and its subsidiaries, in which case the choice of forum shall be at the discretion of EIX, after good faith consultation with EME and its tax counsel, and (c) EIX shall not be required to contest any such adjustment beyond the trial court level unless it receives an opinion of independent tax counsel to EME to the extent specified in the TSSAA. If the EME Taupo Ltd. audit or contest is not resolved and paid by EME on or before termination of the Tax Sharing Agreements with respect to EME, then EME will (a) provide reasonably acceptable first priority security, pari passu with EME’s most senior indebtedness or (b) maintain on deposit with the relevant taxing authorities at all relevant times an amount sufficient to discharge the entire liability.

9

Term	Description

•                  Contest of Other Audit Items:  At the request of EME, EIX shall contest any other adjustment to tax liability of EME involving amounts (including penalties and interest) in excess of $1 million, provided that (a) EIX shall not be required to so contest such other adjustment unless it receives an opinion of independent tax counsel to EME to the extent specified in the TSSAA and (b) EIX shall be entitled, after consulting in good faith with EME, to select the forum for any contest at a trial court level.  At EME’s request, EIX shall file an affirmative or refund claim with the appropriate taxing authority, provided that EIX shall not be required to make such claim unless it receives an opinion of independent tax counsel to EME to the extent specified in the TSSAA.  If an audit or contest, other than the EME Taupo Ltd. audit or contest, is not resolved and paid by EME on or before termination of the Tax Sharing Agreements with respect to EME, then EME will (a) provide security in form and substance reasonably acceptable to EIX in its good faith discretion, or (b) maintain on deposit with the relevant taxing authorities at all relevant times an amount sufficient to discharge the entire liability or liabilities.

EME will pay the cost of any audit or contest related to EME, including the EME Taupo Ltd. audit or contest.  Any deposits, payments, or bonds required to be made or posted to contest any tax liability with respect to EME shall be borne by EME.

EIX and EME Indemnities

•                  The MRA and Plan shall provide that EIX will indemnify EME and its subsidiaries against the EIX group’s liabilities not related to the business operations of EME and its subsidiaries, including (a) any indemnification obligations of EME for any claims against directors, officers, employees, or agents of EME and its subsidiaries acting in a capacity not related to the business operations of EME and its subsidiaries and (b) for periods following termination of the Tax Sharing Agreements with respect to EME, any liability for taxes attributable to a member of the EIX consolidated tax group other than EME or its subsidiaries under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or non-U.S. law).

•                  The MRA and Plan shall provide that EME will

10

Term	Description

indemnify EIX and its subsidiaries against the EIX group’s liabilities related to the business operations of EME and its subsidiaries, including any indemnification obligations of EIX for any claims against directors, officers, employees, or agents of EIX and of EME and its subsidiaries acting in a capacity related to the business operations of EME and its subsidiaries.

Shared Services and Overhead Allocations

After the Petition Date, and pending execution of the Shared Services Agreement (as defined herein), EIX and its subsidiaries (other than EME and its subsidiaries) will continue to provide corporate support services to EME and its subsidiaries, and EME will continue to compensate EIX for such services, in each case consistent with current EIX policies, procedures, and practices.  In addition, after the Petition Date, and pending execution of the Shared Services Agreement, EME will continue to provide corporate support services to EIX and its subsidiaries, and EIX will continue to compensate EME for such services, in each case consistent with current EME policies, procedures and practices.  On the Petition Date, the Debtors will file a motion (the “Shared Services Motion”) seeking an order (the “Shared Services Order”) granting authority to continue, in the ordinary course of business, satisfying any obligations for corporate support services provided by EIX and its subsidiaries, including funding of payroll and benefits for employees and executives of EME and its subsidiaries administered by EIX and its subsidiaries, subject in each case to EIX’s ability to modify or amend any such benefit plans.  Subject to EME’s funding such payroll and benefits:

•                  no such modification or amendment to any pension or deferred compensation plan shall materially increase costs to EME or its subsidiaries or discriminate against the employees of EME or its subsidiaries;

•                  no such modification or amendment to any other employee benefit plan shall discriminate against the employees of EME or its subsidiaries; and

•                  EIX and EME, in consultation with the Noteholders’ advisors, shall work cooperatively and use their commercially reasonable efforts to evaluate, and if they agree it is advisable, to effect changes to facilitate separate treatment of the employees of EME and its subsidiaries under such plans within 90 days after the Petition Date.

11

Term	Description

The Shared Services Motion and Shared Services Order shall be reasonably acceptable to EIX and the Noteholders and attach both EIX’s Intercompany Billing and Payment Policy and EIX’s Intercompany Payment Terms and Procedures for EME and each of its subsidiaries.  The Shared Services Motion and Shared Services Order shall also provide that the EIX’s obligation to provide corporate support services terminates on December 31, 2013 unless the MRA is approved by a final non-appealable order of the Bankruptcy Court by the Outside Date.  If the Shared Services Motion is not filed on the Petition Date or the Shared Services Order is not approved on an interim basis within 30 days after the Petition Date or a final basis within 60 days after the Petition Date, EIX shall have no obligation to provide the shared services.

The MRA shall provide for contemporaneous approval and execution of a shared services agreement (the “Shared Services Agreement”) that will provide, among other things, for EIX and its subsidiaries (other than EME and its subsidiaries) to continue to provide corporate support services to EME and its subsidiaries consistent with current EIX policies, procedures and practices during the Chapter 11 Cases, subject to the following basic terms:

•                  Term:  through the Effective Date of the Plan;

•                  EIX and EME will engage in good faith discussions regarding the terms of the Transition Agreement (as defined herein); and

•                  EIX and its subsidiaries (other than EME and its subsidiaries) shall continue to provide corporate support services to EME and its subsidiaries as mutually agreed to by EIX and EME, and EME shall continue to compensate EIX for such services, in each case consistent with current EIX policies, procedures and practices, and the following:

•                  EME to continue to reimburse EIX for directly requested services and costs incurred by EIX for EME and its subsidiaries;

•                  EIX to cooperate with EME to reduce corporate support services by EIX and facilitate the orderly transfer of such services to other parties as

12

Term	Description

determined by EME, except EME shall provide EIX with two months’ advance notice of any directly requested or shared services to be discontinued; and

•                  EIX shall cease to make a corporate overhead allocation to EME for certain agreed upon EIX corporate overhead items upon the commencement of the Chapter 11 Cases (currently estimated at  approximately $6 million per year), provided that the parties will review in good faith the utilization of such overhead items by EME.

•                  EME shall continue to provide corporate support services to EIX as mutually agreed to by EME and EIX, and EIX to continue to compensate EME for such services, in each case consistent with current EME policies, procedures and practices; provided that EME shall provide EIX with two months’ advance notice of termination of such support services.

Transition Arrangements

The MRA shall provide for the inclusion in the Plan, and effective on the Effective Date, of a transition agreement (the “Transition Agreement”) between EIX and EME.  Pursuant to the Transition Agreement, the parties will work cooperatively to establish EME and its subsidiaries as a stand-alone business enterprise unaffiliated with and not reliant upon the EIX group on the following basic terms:

•                  the continued use of certain to be mutually agreed upon assets or shared assets of EIX and its affiliates (including certain intellectual property, licenses, and permits) by EME after the Effective Date, it being understood, however, that conditions of such use of intellectual property, licenses, and permits will be in the reasonable and good faith discretion of EIX.  EIX shall not be required to permit EME’s and its subsidiaries’ use of any name, logo, mark, tradename, or trademark of EIX or its subsidiaries, other than “Mission Energy” (subject to EIX’s confirmation that such permission does not impair any other names, logos, marks, tradenames, or trademarks);

•                  the transfer of licenses and permits required to operate the

13

Term	Description

Debtors’ businesses to entities owned or controlled by the reorganized Debtors on or as soon as reasonably practicable after the Effective Date, to the extent EIX or its affiliates have any such licenses and permits and are legally permitted to transfer such licenses and permits, and such licenses and permits are not used by EIX or its affiliates for purposes other than the operation of the Debtors’ businesses;

•                  all books and records maintained by EME and its subsidiaries will be retained by EME;

•                  EME will reasonably cooperate (subject to customary nondisclosure and/or nonuse agreements) with EIX in (a) making EME records relating to the EME business prior to the Effective Date available to EIX on an ongoing basis and (b) making available its personnel and legal and accounting advisors during regular business hours for that purpose; and

•                  EIX will reasonably cooperate (subject to customary nondisclosure and/or nonuse agreements) with EME in (a) making EIX records relating to the EME business prior to the Effective Date available to EME on an ongoing basis and (b) making available its personnel and legal and accounting advisors during regular business hours for that purpose.

Insurance

As part of the Shared Services Motion and the Shared Services Order and the Shared Services Agreement, EME shall continue to be covered under current EIX insurance policies after the Petition Date until those policies expire, unless EME requests coverage under a separate insurance policy.  After the expiration of those policies, EIX will assist EME in procuring insurance coverage (e.g., property and casualty, general liability, business interruption, D&O, etc.) of the EME business during the Chapter 11 Cases, in consultation with EME, and subject in all respects to approval by EME and the consent of the Noteholders’ advisors, such consent not to be unreasonably withheld, delayed, or conditioned.  Under the Transition Agreement, EIX will provide reasonable assistance as may be reasonably required for EME to procure separate insurance policies upon or after the Effective Date if separate insurance has not been previously procured.

14

Term	Description

Release

Pursuant and in all respects subject to the terms set forth herein, the MRA and Plan shall provide that the Debtors and the Noteholders shall release EIX and its subsidiaries (other than EME and its subsidiaries) and their respective directors, officers, employees, and agents of all claims and that EIX, and Edison Mission Group and is subsidiaries (other than EME and its subsidiaries) (the “EMG Subsidiaries”) shall release all claims against and interests in EME and its subsidiaries and the Noteholders (in their capacity as such) and their respective directors, officers, employees, and agents, other than (a) claims under the MRA and (b) claims arising from past, existing, and future commercial relationships between any subsidiary of EIX (other than EME and its subsidiaries) and EME or any of its subsidiaries.  The release by the Debtors and the Noteholders shall be effective with respect to EIX and the EIX Subsidiaries upon entry of a final order as part of the Bankruptcy Court’s approval of the MRA (subject to revocation as set forth under “Transaction Structure”), and with respect to other subsidiaries of EIX upon the Effective Date.  The release by EIX and EMG Subsidiaries shall be effective with respect to the Debtors and Noteholders upon entry of a final order as part of the Bankruptcy Court’s approval of the MRA (subject to revocation as set forth under “Transaction Structure”), and shall be effective with respect to other subsidiaries of EME upon the Effective Date.

Affiliate Rules

Both during the pendency of the Chapter 11 Cases and after the Effective Date, EME and its subsidiaries will comply with all  applicable rules, regulations, and decisions, if any, of the Federal Energy Regulatory Commission (“FERC”) and California Public Utilities Commission (“CPUC”) related to EME’s affiliation with SCE through EIX common ownership, to the extent the same are applicable, including without limitation FERC’s Code of Conduct and Standards of Conduct, the CPUC’s Affiliate Transaction Rules, and the CPUC’s decision authorizing EIX to be the holding company of SCE, as well as any implementing policies adopted from time to time by EIX or its subsidiaries and filed with the CPUC.

15

Term	Description

Plan Support	The MRA shall provide for EIX to agree to support the Plan, provided it is consistent with the Transaction Support Agreement, this Term Sheet, and the MRA.

16

EXHIBIT B

Restructuring Term Sheet among the Company and the Consenting Noteholders

EDISON MISSION ENERGY, ET AL.

SENIOR NOTEHOLDER RESTRUCTURING TERM SHEET

THIS TERM SHEET (THIS “NOTEHOLDER TERM SHEET”)(1) DESCRIBES CERTAIN MATERIAL TERMS OF A PROPOSED TRANSACTION INVOLVING EDISON MISSION ENERGY AND CERTAIN OF ITS DOMESTIC SUBSIDIARIES, THE TERMS OF WHICH WILL BE EFFECTUATED THROUGH THE COMMENCEMENT OF CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE IN THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF ILLINOIS PURSUANT TO A PLAN OF REORGANIZATION CONFIRMED IN THE DEBTORS’ VOLUNTARY, PREARRANGED CHAPTER 11 CASES.

THIS NOTEHOLDER TERM SHEET DOES NOT CONSTITUTE AN OFFER OF SECURITIES OR A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF A CHAPTER 11 PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

GENERAL PROVISIONS

Postpetition Financing	The Debtors may determine to enter into a debtor in possession financing facility, subject to the consent of the Consenting Noteholders (not to be unreasonably withheld).

Powerton and Joliet

Subject to the consent of the Consenting Noteholders (not to be unreasonably withheld), the Debtors may:  (a) pursue restructuring options with respect to the leveraged leases of the Powerton Generating Station, located in Pekin, Illinois, and Units 7 and 8 of the Joliet Generating Station, located in Joliet, Illinois, and (b) make material capital expenditures or payments with respect to the Powerton and Joliet facilities during the Chapter 11 Cases.

Notwithstanding anything to the contrary herein, the Consenting Noteholders reserve all rights during the Chapter 11 Cases with respect to Midwest Generation, LLC and the Powerton and Joliet leveraged leases.

(1)         Capitalized not otherwise defined herein shall have the meanings ascribed to them in that certain Transaction Support Agreement (the “Transaction Support Agreement”), dated as of December 16, 2012, among the Company, EIX, and the Consenting Noteholders, or that certain Term Sheet for Discussion of Equity Turnover, dated as of December 16, 2012, among the Company, EIX, and the Consenting Noteholders, attached to the Transaction Support Agreement as Exhibit A.

GENERAL PROVISIONS

Diligence

The Company will respond promptly to the reasonable diligence requests of the professional advisors to the Consenting Noteholders (the “Noteholder Advisors”) during the Chapter 11 Cases.

In the event that diligence contemplated by the term sheet is not received by the Debtors or the Consenting Noteholders, the Company and the Consenting Noteholders agree to seek such information on an expedited basis through Rule 2004 and any other appropriate means.

Consenting Noteholder Consultations

After the Petition Date, the Company shall consult in good faith with the Noteholder Advisors regarding material decisions with respect to the Chapter 11 Cases.  The Company also shall provide drafts of the MRA and MRA Agreements to the Noteholder Advisors and consult with such Advisors regarding such drafts.

Employee Benefits and Obligations	Any chapter 11 plan of reorganization will provide that the reorganized Debtors will honor and continue all employee benefits, severance, and other programs.

Consenting Noteholder Professional Fees

The Company will pay the reasonable and documented fees and expenses of the Noteholder Advisors during the Chapter 11 Cases.  The Company will seek Bankruptcy Court approval to pay such fees pursuant to the terms of the Transaction Support Agreement.

Control of Taupo Audit

The Company shall not settle the EME Taupo Ltd. audit or contest without the prior written consent of the Consenting Noteholders, such consent not to be unreasonably withheld.  The Company shall provide diligence and other information (including status updates regarding the Company’s discussions with the Internal Revenue Service) regarding any potential settlement of the EME Taupo Ltd. audit or contest to the Noteholder Advisors.

GENERAL PROVISIONS

Inquiry

The Company shall confer with the Noteholder Advisors in connection with its inquiry (the “Inquiry”) regarding the Release (as defined in the Equity Term Sheet) and other aspects of the Settlement Transaction.  The Company shall provide the Noteholder Advisors with regular updates regarding the status of the Inquiry and contemplated next steps.  The Company shall:  (a) consult with the Noteholder Advisors regarding topics and search terms that may reasonably augment the Inquiry, (b) provide the Noteholder Advisors with prior written notice of all interviews conducted in the Inquiry, and (c) promptly provide documents received by the Company that are related to the Inquiry.  The Company shall provide the Noteholder Advisors with a draft report or other summary preliminary findings reasonably in advance of the filing of the motion seeking authority to, among other things, enter into the MRA.  The Company shall provide to the Noteholder Advisors copies of any documents provided to the advisors to the official committee of the Company’s unsecured creditors in connection with the Inquiry at the time such documents are provided to any such committee or its advisors.

Reservation of Rights	The Consenting Noteholders reserve rights with respect to all claims against each Debtor, including administrative or priority claims.

CORPORATE GOVERNANCE

Fiduciary Out

Notwithstanding anything to the contrary herein, the Debtors shall be entitled to take any action, or to refrain from taking any action, including a decision to pursue an alternative restructuring transaction, which the Debtors determine is consistent with their fiduciary obligations in accordance with section 5 of the Transaction Support Agreement.

EXHIBIT C

Form of Transfer Agreement

The undersigned (the “Transferee”) hereby acknowledges that it has reviewed the Transaction Support Agreement, dated as of December 16, 2012 (the “Agreement”), by and among Edison International, Edison Mission Energy (the “Company”), certain of the Company’s domestic subsidiaries (together with the Company, the “Debtors”),(2) [Transferor’s Name] (the “Transferor”), and the other holders of claims against the Debtors signatory thereto, and agrees to be bound by the terms and conditions thereof binding on the Consenting Noteholders to the extent the Transferor was thereby bound, without modification and shall be deemed a Consenting Noteholder under the Agreement.

Date: [ ], 201[ ]

[Transferee’s Name]

By:
Name:
Title:

Principal amount of Notes held:

$ of 7.50% Notes due 2013.

$ of 7.75% Notes due 2016.

$ of 7.00% Notes due 2017.

$ of 7.20% Notes due 2019.

$ of 7.625% Notes due 2027.

Date:

(2)         As of the date hereof, the Debtors are contemplated to include the following subsidiaries of the Company: Camino Energy Company; Chestnut Ridge Energy Company; Edison Mission Energy Fuel Services, LLC; Edison Mission Fuel Resources, Inc.; Edison Mission Fuel Transportation, Inc.; Edison Mission Holdings Co.; Edison Mission Midwest Holdings Co.; Midwest Finance Corp.; Midwest Generation EME, LLC; Midwest Generation, LLC; Midwest Generation Procurement Services, LLC; Midwest Peaker Holdings, Inc.; Mission Energy Westside, Inc.; San Joaquin Energy Company; Southern Sierra Energy Company; and Western Sierra Energy Company.

[Address]
Attention:
Fax:
Email: